Exhibit 10.14

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

LEASE AGREEMENT

by and between

PHOENIX LIMITED PARTNERSHIP OF RALEIGH

LANDLORD

and

PHREESIA, INC.

TENANT

Dated as of: December 9, 2016

© 2000 Capital Associates. All rights reserved.

Article 1 - LEASED PREMISES		1

1.01	Leased Premises	1

Article 2 - BASIC LEASE PROVISIONS		1

2.01	Basic Lease Provisions	1

Article 3 - TERM AND POSSESSION		3

3.01	Term	3

3.02	Commencement	3

3.03	Tenant’s Delay	4

3.04	Tenant’s Possession	4

3.05	Confirmation of Dates	4

3.06	Holdover	4

Article 4 - RENT AND SECURITY FOR THE LEASE		5

4.01	Base Rent	5

4.02	Payment of Rent	5

4.03	Additional Rent	6

4.04	Operating Expense Adjustment	6

4.05	Cost of Living Adjustment	9

4.06	Letter of Credit	9

4.07	Late Charge	10

Article 5 - SERVICES		11

5.01	Services	11

Article 6 - USE AND OCCUPANCY		12

6.01	Use	12

6.02	Care of the Leased Premises	12

6.03	Entry for Repairs and Inspection	12

6.04	Compliance with Laws; Rules of Building	13

6.05	Access to Building	13

6.06	Peaceful Enjoyment	13

6.07	Relocation	13

Article 7 - CONSTRUCTION, ALTERATIONS AND REPAIRS		14

7.01	Construction	14

7.02	Alterations	14

7.03	Repairs by Landlord	15

7.04	Tenant’s Maintenance Obligation	15

Article 8 - CONDEMNATION, CASUALTY, INSURANCE AND INDEMNITY		16

8.01	Condemnation	16

8.02	Damages from Certain Causes	17

8.03	Fire Clause	17

8.04	Insurance Policies	17

8.05	Hold Harmless	18

8.06	Waiver of Subrogation Rights	18

8.07	Limitation of Landlord’s Personal Liability	18

Article 9 - LANDLORD’S LIEN, DEFAULT, REMEDIES AND SUBORDINATION		19

9.01	Lien for Rent	19

9.02	Default by Tenant	19

9.03	Non Waiver	20

9.04	Attorney’s Fees	20

9.05	Subordination; Estoppel Certificate	20

9.06	Attornment	21

9.07	Accord and Satisfaction	21

Article 10 - ASSIGNMENT AND SUBLEASE		21

10.01	Assignment or Sublease	21

10.02	Assignment by Landlord	22

Article 11 - NOTICES AND MISCELLANEOUS		23

11.01	Notices	23

11.02	Miscellaneous	23

Article 12 - ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES		27

12.01	ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES.	27

EXHIBITS

A-1	-	Floor Plan(s) of the Leased Premises

A-2	-	The Land

A-2	-	The Temporary Premises

B	-	Acceptance of Leased Premises Memorandum

C	-	Workletter Agreement

C-1	-	Schematic Space Plan

D	-	Building Rules

E	-	Intentionally Deleted

F	-	HVAC Schedule

G	-	Extension Option

H	-	First Offer Right

H-1	-	The Space

I	-	Parking

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into on this 9th day of December, 2016, by and between Phoenix Limited Partnership of Raleigh, a Delaware limited partnership (“Landlord”), and Phreesia, Inc., a Delaware corporation (“Tenant”), on the terms and conditions set forth below.

ARTICLE 1 - LEASED PREMISES

1.01 Leased Premises.

Landlord leases to Tenant and Tenant leases from Landlord the space (the “Leased Premises”) set forth in Subsections (a) and (b) of the Basic Lease Provisions below and shown on the floor plan(s) attached hereto as Exhibit A-1 upon the terms and conditions set forth in this Lease together with the right in common with others to use any portions of the Project (as defined below) that are designated from time to time by Landlord for the common use of tenants and others, such as sidewalks, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the “Common Areas”). The office building in which the Leased Premises are located, the land on which the office building is located (the “Land”, described on Exhibit A-2 attached hereto), the parking facilities and all improvements and appurtenances to the building are collectively referred to as the “Building”. The Building and any larger complex of which the Building is a part are collectively referred to as the “Project”.

ARTICLE 2 - BASIC LEASE PROVISIONS

2.01 Basic Lease Provisions.

The following provisions set forth various basic terms of this Lease and are sometimes referred to as the “Basic Lease Provisions”.

(a) Building Name: Address:	Two Hannover Square 434 Fayetteville Street Raleigh, North Carolina 27601

(b) Floor(s) Suite #: Square Feet Area:	Fourteen (14) 1400 13,449

(c) Total Area of Building:	444,051 square feet

(d) Base Rent:
Initial per Square Foot/Annum: Initial Annual Base Rent: Initial Monthly Base Rent:	[***] per Square Foot leased [***] [***]

Payment Schedule:	See chart on the following page:

Date(s)	Price Per Square Foot, per annum (rounded)	Square Feet	Annual (or for time period noted) Base Rent	Monthly Base Rent
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

(e) Base Operating Expense Factor	Calendar year 2017 actual Operating Expenses expressed by a price per square foot of the Building.

(f) Parking:	[***] spaces pursuant to Exhibit I

(g) Term:	5 Year(s) 4 Month(s)

(h) Target Commencement Date: Target Expiration Date:	April 15, 2017 August 31, 2022

(i) Letter of Credit:	$200,000.00 subject to reduction pursuant to Section 4.06 of this Lease

(j) Permitted Use:	General business and executive offices and all ancillary related uses (including computer and data rooms ancillary thereto)
(k) Addresses for notices and other communications under this Lease

Landlord	Tenant
Phoenix Limited Partnership of Raleigh c/o Capital Associates 434 Fayetteville Street, Suite 2060 Raleigh, North Carolina 27601 (919) 839-8400	Phreesia, Inc. 432 Park Avenue South New York, New York 10016 Attn: General Counsel (212) 358-7808

(l) Broker: Co-Broker:	Capital Associates Management, LLC None

ARTICLE 3 - TERM AND POSSESSION

3.01 Term.

This Lease shall be and will continue in full force and effect for the term set forth in Subsection 2.01(g). Subject to the remaining provisions of this Article, the Term shall commence on the Target Commencement Date shown in Subsection 2.01(h) and shall expire, without notice to Tenant, on the Target Expiration Date shown in Subsection 2.01(h); provided, however, that if the Commencement Date is other than the first (1st) day of the month, the Expiration Date shall nevertheless be the last day of the last month of the Term. Such term, as it may be modified, renewed and extended, pursuant to Exhibit G or by other written agreement between Landlord and Tenant, is herein called the “Term”.

3.02 Commencement.

(a) Subject to Section 3.03 hereof, if on the Target Commencement Date any of the work described in Exhibit C that is required to be performed by Landlord at Landlord’s expense to prepare the Leased Premises for occupancy has not been substantially completed, or if Landlord is unable to tender possession of the Leased Premises to Tenant on the specified date due to any other reason beyond the reasonable control of Landlord, the hereinafter defined Commencement Date (and commencement of installments of Base Rent) shall be postponed until the work to be performed in the Leased Premises at Landlord’s expense is substantially completed, and the postponement shall operate to extend the Expiration Date in order to give full effect to the stated duration of the Term.

(b) Provided Tenant signs and delivers this Lease to Landlord on or before December 14, 2016, if the Commencement Date is postponed beyond June 1, 2017, because the Leased Premises are not substantially complete due only to Landlord delays, Tenant has the right to the abatement of Base Rent one (1) day for each day that the Commencement Date is delayed beyond June 1, 2017. If the Leased Premises are not substantially complete on or before September 1, 2017, due only to delays caused by Landlord, Tenant may terminate this Lease, by giving Landlord notice of its intent to do so on or before September 10, 2017, and so long as the Leased Premises are not substantially complete prior to the date notice is given. If Tenant does not provide notice on or before September 10, 2017, Tenant has waived its right to terminate this Lease in accordance with this provision. The Leased Premises shall be deemed to be substantially complete the day after (i) the date that Landlord substantially completes all of the Tenant Improvements described on Exhibit C other than minor details of construction, mechanical adjustment or any other similar matter typically referred to as “punch list” items, the non-completion of which does not materially interfere with Tenant’s use of the Leased Premises (and which shall be completed by Landlord within thirty (30) days of the Commencement Date) and (ii) inspection and approval for occupancy for the intended use, whether permanent, conditional, or temporary, by the issuing municipality in North Carolina where the Leased Premises are located, provided the approval is subsequently evidenced by a certificate of occupancy, whether permanent, conditional, or temporary, issued by the municipality. The certificate of occupancy may be dated as of the date that it is actually processed by the municipality, rather than the date of the inspection and approval for occupancy.

(c) The deferment of installments of Base Rent created by the delay in the Rent Commencement Date and the right to terminate as provided above are Tenant’s exclusive remedies for postponement of the Commencement Date, and Tenant has no, and waives any, claim against Landlord because of delay.

3.03 Tenant’s Delay.

No delay in the completion of the Leased Premises resulting from delay or failure on the part of Tenant in furnishing information or other matters required in Exhibit C, and no delay resulting from any cause set forth in Paragraph 7 of Exhibit C, shall delay the Commencement Date, Expiration Date or commencement of payment of Rent (as defined in Subsection 4.02 below).

3.04 Tenant’s Possession.

(a) If, prior to the Commencement Date, Tenant shall enter into possession of all or any part of the Leased Premises for the conduct of its business, the Term, the payment of monthly installments of Base Rent and all other obligations of Tenant to be performed during the Term shall commence on, and the Commencement Date shall be deemed to be, the date of such entry; provided, no such early entry shall operate to change the Expiration Date.

(b) Effective as of the later of (i) January 1, 2017 or (ii) the day after Landlord receives a permit for the Tenant Improvements (defined in Exhibit C), Tenant is granted a license to occupy and use the approximately 2,655 square feet of space on the fourteenth (14th) floor not contained in the Leased Premises (the “Temporary Premises”, as shown on the attached Exhibit A-3) free of charge while Landlord completes the Tenant Improvements. Tenant’s right to use the Temporary Premises is conditioned upon Tenant and Landlord conducting a “walk through” of the space and documenting its condition prior to Tenant’s occupancy. Tenant will take the Temporary Premises “as is”. Tenant must vacate the Temporary Premises, and return the Temporary Premises in the same condition as received, ordinary wear and tear excepted, and the license expires one day after substantial completion of the Tenant Improvements. If Tenant fails to vacate the Temporary Premises when required, Tenant shall pay Rent on its use of the Temporary Premises equal to 200% of the annual per square foot rate being charged for the Leased Premises. The terms of this Lease, except the obligation to pay Base Rent, applies to Tenant’s use of the Temporary Premises. Prior to Tenant’s entry into the Temporary Premises, Tenant must establish that it has obtained the insurance required and is in compliance with Section 8.04 of this Lease.

3.05 Confirmation of Dates.

Tenant shall confirm its acceptance of the Leased Premises by execution of the Acceptance of Leased Premises Memorandum attached hereto as Exhibit B. If either the actual commencement date (“Commencement Date”) or actual expiration date (“Expiration Date”) are different from the Target Commencement Date and the Target Expiration Date, respectively, as set forth in Subsection 2.01(h), Landlord and Tenant shall execute an amendment to the Lease setting forth such actual dates. If such amendment is not executed, the Commencement Date and Expiration Date shall be conclusively deemed to be the Target Commencement Date and the Target Expiration Date set forth in Subsection 2.01(h).

3.06 Holdover.

If Tenant shall remain in possession of the Leased Premises after the expiration or earlier termination of this Lease without the execution of a new lease or an amendment to this Lease extending the Term, Tenant shall become a tenant-at-sufferance, and for a period of sixty (60) calendar days after such termination or expiration, as the case may be, shall pay daily rent at one hundred fifty percent (150%) of the per day Rent (as defined in Section 4.02) payable with respect to the last full calendar month immediately prior to the end of the Term or termination of this

Lease, but otherwise shall be subject to all of the terms, conditions, provisions and obligations of this Lease, and such tenancy may be terminated at any time on seven (7) calendar days’ prior notice. After such sixty (60) day period Tenant shall continue to be a tenant-at-sufferance, terminable on one (1) day’s notice, and shall pay daily rent at double the per day Rent payable with respect to the last full calendar month immediately prior to the end of the Term or termination of this Lease, but otherwise shall be subject to all of the obligations of Tenant under this Lease. Tenant shall indemnify Landlord (i) against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises effective upon the termination or expiration of this Lease, and (ii) for all other losses, costs and expenses, including consequential damages and reasonable attorneys’ fees, sustained or incurred by reason of such holding over. In the event of any holdover and failure of Tenant to pay the holdover rent set forth herein, Landlord shall have the right to immediately apply the Security (defined and set forth in Section 4.06) to the Rent, at the holdover rate set forth herein, for as many days as would be represented by the amount of the Security. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. This provision shall survive the expiration or other termination of this Lease.

ARTICLE 4 - RENT AND SECURITY FOR THE LEASE

4.01 Base Rent.

Tenant agrees to pay to Landlord rent (“Base Rent”) throughout the Term in the amount of the Annual Base Rent set forth in Subsection 2.01(d). Base Rent shall be payable in monthly installments in the amount set forth in Subsection 2.01(d) (“Monthly Base Rent”) in advance and without demand, deduction or offset, on the first day of each and every calendar month during the Term. If the Commencement Date is not the first day of a month, Tenant shall be required to pay on the Commencement Date a pro rata portion of the Monthly Base Rent for the first partial month of the Term, and any references to “month” shall refer to full month(s) of the Term. Base Rent is abated for the first four (4) full months of the Term, as shown in the chart in Subsection 2.01(d). Tenant’s right to abated Base Rent is conditioned upon it not being in monetary default beyond any applicable notice and cure period. Landlord will amortize the abated Base Rent over the Term on a straight line basis. If monetary default occurs beyond any applicable notice and cure period, the unamortized portion of the abated Base Rent will be owed and immediately due and payable by Tenant.

4.02 Payment of Rent.

(a) As used in this Lease, “Rent” means Base Rent, Additional Rent (defined below), late charges, and all other amounts required to be paid by Tenant pursuant to this Lease.

(b) Rent must be paid by electronic transfer (intrabank transfer, ACH or wire transfer). Tenant must provide Landlord with notice when it makes a transfer as a Rent payment. Electronic mail may be used to provide notice of the transfer. If electronic mail is used for transfer notices, the email address to use is: vpoe@casso.com or another address as provided by Landlord. The notice must provide information regarding the transfer, including the amount, date and details for the transfer (for example, rent, electricity, etc.), so that the funds can be applied appropriately. Landlord is not responsible for any default that may occur if a transfer is made without adequate notice from Tenant.

(c) Tenant’s obligation to pay Rent is independent of any obligation of Landlord under this Lease. Rent is to be paid without Landlord notice, demand, abatement, deduction or offset except as is expressly allowed in this Lease.

4.03 Additional Rent.

The term “Additional Rent” shall mean the total of the “Operating Expense Adjustment”, as such term is defined below, and any other amounts in addition to Base Rent which Tenant is required to pay to Landlord under this Lease.

4.04 Operating Expense Adjustment.

Commencing January 1, 2018, if the Operating Expenses (defined below) for the Building for any calendar year, expressed on a per square foot basis, exceed the Base Operating Expense Factor specified in Subsection 2.01(e), Tenant shall pay to Landlord increased Rent (an “Operating Expense Adjustment”) in an amount equal to the product of such excess times the square feet of the Leased Premises as stated in Subsection 2.01(b). The Operating Expense Adjustment shall be payable in monthly installments on the first day of each calendar month based on Landlord’s good faith estimate of the Operating Expenses for the then current year. Landlord may at any time give Tenant notice specifying Landlord’s estimate of the Operating Expenses for the then current calendar year or the subsequent calendar year and specifying the Operating Expense Adjustment to be paid by Tenant for each such year, and Tenant shall adjust its payments accordingly beginning with the monthly installment immediately following Landlord’s notice. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall give notice to Tenant specifying the actual Operating Expenses for the prior calendar year and any necessary adjustment to the Operating Expense Adjustment paid by Tenant for that calendar year. Tenant shall pay any deficit amount to Landlord within fifteen (15) days after receipt of Landlord’s notice. Any excess payment by Tenant for the prior calendar year shall be applied as a Rent credit, or, if the Lease has expired or terminated, be returned to Tenant by Landlord within fifteen (15) calendar days of Landlord’s notice. For purposes of determining Tenant’s annual Operating Expenses, the Operating Expenses which are controllable by Landlord (the “Controllable OE”) shall not be more than five percent (5%) over Controllable OE for the prior year (or the Controllable OE for the Base Operating Expense Factor in the first year that Tenant is required to pay an Operating Expense Adjustment), compounded annually. The cap on Controllable OE does not apply to taxes, insurance, utilities, snow removal or other weather related cleanup, and any other Operating Expense item not within Landlord’s reasonable control for example expenses related to unexpected mechanical breakdowns, pipe rupture repair or damage, repair of a broken window or unforeseen repairs to parking decks. Tenant shall have the right, one (1) time per year, upon notice to Landlord within sixty (60) days of receipt of the Operating Expense statement, to have Landlord’s books and records relating solely to Operating Expenses reviewed by a qualified accounting professional selected by Tenant. If Landlord’s calculation of Operating Expenses fails to comply with the requirements of this Section or contains any other material error or miscalculation, as determined by both Tenant’s and Landlord’s qualified accounting professionals, Tenant’s past payments of its proportionate share of Operating Expenses shall be adjusted in accordance with the results of the review, and appropriate payments shall be made by Landlord or Tenant, as the case may be, within forty-five (45) days after completion of the review. All books and records necessary to accomplish any review permitted under this Section shall be retained by Landlord for a period of one (1) year, and shall be made available to the person conducting the review at the Building or Project during normal business hours. All out-of-pocket costs of the review shall be paid by Tenant unless the review reveals that total Operating Expenses controllable by Landlord were mis-stated by five percent (5%) or more in the calendar year reviewed, in which case Landlord shall reimburse Tenant for the reasonable costs of the review. The provisions of this Section shall survive the cancellation or termination of this Lease.

The term “Operating Expenses” shall mean, except as otherwise specified in this definition, all expenses, costs, and disbursements of every kind and nature, computed on an accrual basis, which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, or Landlord’s efforts to reduce Operating Expenses, including, without limitation:

(1)

wages and salaries of all employees to an extent commensurate with such employees’ involvement in the operation, repair, replacement, maintenance, and security of the Building, including, without limitation, amounts attributable to the employer’s Social Security Tax, unemployment taxes, and insurance, and any other amount which may be levied on such wages and salaries, and the cost of all insurance and other employee benefits related thereto;

(2)	all supplies and materials used in the operation, maintenance, repair, replacement and security of the Building;

(3)

the rental costs of any and all leased capital improvements and the annual amortization of any and all capital improvements made to the Building which, although capital in nature, can reasonably be expected to reduce the normal operating costs of the Building, to the extent of the lesser of such expected reduction in Operating Expenses or the annual amortization of such capital improvements, as well as all capital improvements made in order to comply with any legal requirement promulgated by any governmental authority after the Commencement Date including, but not limited to, requirements relating to the environment, energy, conservation, public safety, access for the disabled or security, as amortized over the useful life of such improvements by Landlord for federal income tax purposes;

(4)	the cost of all utilities, other than the cost of electricity supplied to tenants of the Building which is separately metered and reimbursed to Landlord by such tenants;

(5)

the cost of all maintenance and service agreements with respect to the operation of the Building or any part thereof, including, without limitation, customary and reasonable management fees, alarm service, equipment, window cleaning, elevator maintenance, landscape maintenance, and parking area maintenance and operation;

(6)

the cost of all insurance relating to the Building, including, without limitation, casualty and liability insurance applicable to the Building and Landlord’s personal property used in connection therewith;

(7)

all taxes and assessments and governmental charges, whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, including all taxes levied or assessed against or for leasehold improvements and any other taxes and assessments attributable to the Building and/or the operation thereof, including any franchise or other tax based on the ad valorem property value of the Building and calculated as an ad valorem tax, together with the reasonable cost (including attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, excluding, however, federal and state taxes on Landlord’s income, but including all rental, sales, use and occupancy taxes or other similar taxes, if any, levied or imposed by any city, state, county, or other governmental body having jurisdiction; and

(8)	the cost of all repairs, replacements, removals and general maintenance with respect to the Building.

Specifically excluded from Operating Expenses are:

(1)

expenses for capital improvements made to the Building, other than capital improvements described in Section 4.04 (3) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting and/or wallpapering of common areas, replacement of carpet in elevator lobbies and like items;

(2)

increases in taxes resulting from higher valuations of the Building attributable to improvements or alterations made by Tenant in excess of typical fitups in the Building, which increase shall be paid by Tenant as Additional Rent;

(3)	depreciation of the Building;

(4)	Landlord’s general corporate overhead and general administrative expenses;

(5)	costs arising from Landlord’s charitable or political contributions;

(6)	federal and state income and franchise taxes of Landlord or any other such taxes not in the nature of real estate taxes, except taxes on Rent;

(7)

management fees to the extent they exceed the greater of (a) reasonable, similar costs incurred in comparable office buildings in the Raleigh, North Carolina area, or (b) five percent (5%) of the gross rent received for the Building;

(8)	salaries, wages or other compensation paid to officers or executives of Landlord above the level of property manager in their respective capacities;

(9)	overhead and profit increments paid to subsidiaries or affiliates of Landlord for services provided to the Building or Project, to the extent that the costs of services exceed competitive costs;

(10)	any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(11)	costs incurred by Landlord for the repair of damage to the Building, to the extent Landlord is reimbursed by insurance proceeds;

(12)	renovating or otherwise improving or decorating, painting or redecorating space leased to tenants or other occupants of the Building;

(13)	costs for purchasing sculpture, paintings or other objects of art;

(14)	all items and services for which a tenant has reimbursed Landlord or a tenant has paid directly to third persons;

(15)	any ground lease rental;

(16)	interest, principal, points and fees on debts, or amortization on any mortgage or other debt instrument encumbering the Building or the Land;

(17)	legal and other costs associated with the mortgaging, refinancing or sale of the Building, Land or Project or any interest therein;

(18)	tax penalties incurred as a result of Landlord’s gross negligence, willful misconduct or inability to make payments when due;

(19)	any costs and expenses related to or incurred in connection with disputes with tenants of the Building or Land or any lender for the Building or Land;

(20)

any cost relating to the marketing, solicitation, negotiation and execution of leases of space in the Building, including without limitation, promotional and advertising expenses, commissions, finder’s fees, and referral fees, accounting, legal and other professional fees and expenses relating to the negotiation and preparation of any lease, license, sublease or other such document, costs of design, plans, permits, licenses, inspection, utilities, construction and clean up of tenant improvements to the Leased Premises or the premises of other tenants or other occupants, the amount of any allowances or credits paid to or granted to tenants or other occupants of any such design or construction, and all other costs of alterations of space in the Building leased to or occupied by other tenants or occupants;

(21)

all advertising and promotional costs including any form of entertainment expenses, dining expenses, any costs relating to tenant or vendor relation programs including flowers, gifts, luncheons, parties, and other social events but excluding any cost associated with life safety information services;

(22)

any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax profit, revenue, capital levy, or any interest or penalties incurred by Landlord as a result of Landlord’s late payment of any taxes; and

(23)	cash reserves.

If, during all or part of any calendar year, the Building is less than 95% occupied, or if Landlord is providing less than 95% of the Building with any item or items of work or service which would constitute an Operating Expense hereunder, then the amount of the Operating Expenses for such period shall be adjusted to include any and all items enumerated under the definition of Operating Expenses set forth in this Subsection which Landlord would have incurred if the Building had been at least 95% leased and occupied with all tenant improvements constructed or if Landlord had been providing such item or items of work or service to at least 95% of the Building. If the actual occupancy of the Building is between 95% and 100%, then the actual Operating Expenses shall be used for purposes of determining the Operating Expense Adjustment described in this Section 4.04.

4.05 Cost of Living Adjustment.

Intentionally deleted.

4.06 Letter of Credit.

(a) As a condition for Landlord granting Tenant possession of the Leased Premises, Tenant will provide Landlord with a letter of credit (“Letter of Credit”) in the amount of $200,000.00 within ten days of signing the Lease.

(b) The Letter of Credit must be: (i) an unconditional, irrevocable, clean letter of credit (which permits partial draws), payable on sight in cash, in favor of Landlord, Landlord’s lender or an assignee of Landlord; (ii) in a form acceptable to Landlord; (iii) issued by a third-party nationally recognized banking institution (“Bank”) that is approved by Landlord; (iv) allow Landlord to draw upon it without notice to Tenant if Tenant defaults or fails to meet a condition of the Lease; and (v) be transferable by Landlord or any other beneficiary. The Letter of Credit is to be governed by the International Standby Practices set forth by the International Chamber of Commerce. Except as provided otherwise below, the Letter of Credit will be maintained throughout the Lease so either: (A) have an expiration date no earlier than 30 days after the Expiration Date, or (B) have an expiration date no earlier than the first anniversary of the date of issuance of the Letter of Credit and be automatically renewed from year to year unless terminated or not renewed by Bank by notice to Landlord given not less than 60 days prior to the expiration date of the Letter of Credit by certified or registered mail. If the Letter of Credit is terminated or not renewed by Bank, Tenant will, within 15 days after notice is given to Tenant by Landlord, deliver to Landlord either a substitute letter of credit meeting the requirements of this Lease or cash security in the Letter of Credit amount. Tenant will cooperate with Landlord in replacing the Letter of Credit if it is destroyed, lost or stolen. If the Bank becomes unsolvent or unacceptable to Landlord, enters into a receivership or is downgraded by the FDIC, Tenant must provide a replacement Letter of Credit from another Bank or provide a cash security in the amount of the Letter of Credit. If the Letter of Credit is transferred by Landlord, Tenant will not hold Landlord responsible for the return of the Letter of Credit and will hold the transferee responsible for its return. Tenant will cooperate with and assist Landlord in completing the Letter of Credit transfer and be responsible for any fees that are owed as a result of the transfer.

(c) Provided Tenant is not and has not been in default of this Lease, has met all Lease obligations and Tenant provides Landlord with a substitute Letter of Credit in the amount of $100,000.00, Landlord, within 30 days of the receipt of notice from Tenant, will return the $200,000.00 Letter of Credit to Tenant after the first day of the 37th full month of the Term. If Tenant is not and has not been in default of the Lease and has met all Lease obligations, Landlord will, within 30 days of the receipt of notice from Tenant after the first day of the 49th full month of the Term, return the Letter of Credit to Tenant and Tenant will not be required to provide a Letter of Credit. Tenant’s right to have a letter of credit replaced or returned is waived if it defaults under this Lease. In the event of default, Tenant must provide Landlord with a $200,000.00 Letter of Credit.

4.07 Late Charge.

If Tenant fails or refuses to pay any installment of Rent when due, Landlord, at Landlord’s option, shall be entitled to exercise the remedies afforded to it under this Lease and to collect a late charge of five percent (5%) of the amount of the late payment to compensate Landlord for the additional expense involved in handling delinquent payments and not as interest; provided, however, that Tenant shall be allowed one (1) late payment of Rent in each calendar year of the Term, which late payment shall not be subject to a late charge hereunder so long as such Rent is paid within five (5) calendar days of the due date. If the payment of a late charge required by this Section is found to constitute interest notwithstanding the contrary intention of Landlord and Tenant, the late charge shall be limited to the maximum amount of interest that lawfully may be collected by Landlord under applicable law, and if any payment is determined to exceed such lawful amount, the excess shall be applied to any unpaid Rent then due and payable hereunder and/or credited against the next succeeding installment of Rent payable hereunder. If all Rent payable hereunder has been paid in full, any excess shall be refunded to Tenant. Tenant shall reimburse Landlord for any processing fees charged to Landlord as a result of Tenant’s checks having been returned for insufficient funds.

ARTICLE 5 - SERVICES

5.01 Services.

(a) Landlord shall furnish Tenant while occupying the Leased Premises, subject to curtailment as required by governmental laws, rules or regulations:

(i) central heat and air conditioning in season, at such times as Landlord normally furnishes these services to other tenants in the Building and at such temperatures and in such amounts as are considered standard in other similar class “A” office buildings in the greater Raleigh, Durham and Chapel Hill areas of North Carolina, but such service on Saturday afternoons, Sundays and holidays to be furnished only upon request of Tenant, who shall bear the entire cost thereof as provided in Exhibit F attached hereto; (ii) elevator service 24 hours a day, seven (7) days a week; (iii) routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard for similar class “A” office buildings in the greater Raleigh, Durham and Chapel Hill areas of North Carolina; (iv) janitor service for the Building and the Leased Premises on a five (5) day week basis; (v) water and sewer service that is considered standard for other class “A” office buildings in the greater Raleigh, Durham and Chapel Hill areas of North Carolina, and (vi) proper electrical facilities to furnish sufficient power for personal computers, fax machines, desktop computer printers, calculating machines and other machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment which (singly) consumes more than 0.25 kilowatts per hour at a rated capacity or requires a voltage other than 120 volts single phase. If Landlord separately meters Tenant’s electrical, water or sewer service, or if Landlord’s engineer determines that Tenant’s electrical, water or sewer usage exceeds the usage set forth above, then (A) (but only in the case of excess usage) Tenant shall pay Landlord the costs of installing the separate meter and (B) the amount of the charges for such separately metered or excess usage, immediately upon receipt of any invoices therefor. If Tenant uses any heat generating machines, equipment, fixtures or other devices of any nature whatsoever in the Leased Premises which affect the temperature otherwise maintained by the Building standard air conditioning, Tenant shall pay the additional cost necessitated by Tenant’s use of such machines, equipment, fixtures or other devices, including the cost of installation of any necessary additional air conditioning equipment and the cost of operation and maintenance thereof.

(b) Subject to Section 5.01(c) below, should any of Landlord’s equipment or machinery break down, or for any cause cease to function properly, Landlord shall use reasonable diligence during normal business hours to repair same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Failure by Landlord to any extent to furnish these services, or any cessation thereof, resulting from causes beyond the control of Landlord shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from its obligation to fulfill any covenant or agreement hereof.

(c) If (i) the services which Landlord is obligated to provide are continuously interrupted for four (4) consecutive business days after Landlord’s receipt of notice from Tenant (“Interruption”), (ii) Tenant is unable to conduct business in the Leased Premises as a result of the Interruption, (iii) Tenant notifies Landlord immediately in writing that because of the Interruption Tenant is unable to conduct its business, and (iv) the restoration of the services is within Landlord’s (its employees or agents’) reasonable control and the services are not restored by Landlord, Tenant shall be entitled to an abatement of Rent for each day Tenant is unable to conduct its business operations in the Leased Premises because of the Interruption. The abatement shall begin on the fifth (5th) consecutive business day after Landlord’s receipt of the notice of the Interruption from Tenant and shall end automatically when the services are restored.

ARTICLE 6 - USE AND OCCUPANCY

6.01 Use.

The Leased Premises are to be used and occupied by Tenant (and its permitted assignees, subtenants, invitees, customers, and guests) solely for the purpose specified in Subsection 2.01(j) with no more than one (1) person per two hundred fifty (250) square feet of space; provided, however, that Tenant may change such purpose upon Landlord’s prior written agreement. Tenant agrees not to occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire or exposure to or interference from electromagnetic rays and/or fields, or permit anything to be done which would in any way increase the rate of insurance coverage on the Building and/or its contents. Tenant further agrees to conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building,

6.02 Care of the Leased Premises.

Tenant shall not commit or allow to be committed any waste or damage to any portion of the Leased Premises or the Building and, at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up the Leased Premises to Landlord in as good a condition as existed on the date of possession by Tenant, ordinary wear and tear and damage by insured casualty or condemnation excepted. Upon such termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises.

6.03 Entry for Repairs and Inspection.

Tenant shall, upon reasonable advance oral notice in regards to routine maintenance services and otherwise with advance notice by Landlord (which notice may be sent by electronic mail), except in the case of routine janitorial services and in the event of an emergency when no notice is required, permit Landlord and its contractors, agents and representatives to enter into and upon any part of the Leased Premises at all reasonable hours and for reasonable time periods to provide maintenance as required under this Lease, show the same to prospective tenants (but only during the last 12 months of the Term), lenders or purchasers, and for any other purpose as Landlord may deem necessary or desirable. Tenant shall not be entitled to any abatement or reduction of Rent by reason of any such entry. In the event of an emergency when entry to the Leased Premises shall be necessary, and if Tenant’s employees, agents or representatives shall not be personally present to open and permit entry into the Leased Premises, Landlord or Landlord’s agent may enter the same by master key, code, card or switch, or may forcibly enter the same, without rendering Landlord or such agents liable therefor, and without, in any manner, affecting the obligations and covenants of this Lease. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business and operations in connection with any such entry.

6.04 Compliance with Laws; Rules of Building.

Tenant shall comply with and Tenant shall cause its visitors, employees, contractors, agents and invitees to comply with, all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises, including, without limitation, all local, state and federal environmental laws, and the rules of the Building reasonably adopted and altered by Landlord from time to time, all of which Building rules will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant, its employees, contractors, agents, invitees and visitors. The initial rules of the Building are attached hereto as Exhibit D. In the event of any conflict between the terms and conditions of this Lease and any of the Building’s rules and regulations, the provisions of this Lease shall control.

6.05 Access to Building.

Tenant shall have access to the Leased Premises and Building twenty-four (24) hours a day, seven (7) days a week, except in the event of an emergency. Landlord shall have the right to limit access to the Building after normal business hours; provided, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, and shall be indemnified by Tenant against, liability and loss to Tenant, its agents, employees and visitors, arising out of losses due to theft, burglary and damage and injury to persons and property caused by persons gaining access to the Building or Leased Premises after normal business hours, and Tenant waives and releases Landlord from all liability relating thereto. Landlord expressly reserves the right, in its sole discretion, to temporarily or permanently change the location of, close, block and otherwise alter any entrances, corridors, skywalks, tunnels, doorways and walkways leading to or providing access to the Building or any part thereof and otherwise restrict the use of same provided such activities do not unreasonably impair Tenant’s access to or use of the Leased Premises. Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof. Such activities shall not be deemed to be a breach of any of Landlord’s obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant a reasonable time in advance of any alterations, modifications or other actions of Landlord under this Section. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business and operations in connection with any such alterations, modifications or other actions.

6.06 Peaceful Enjoyment.

Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Leased Premises without interference from any party claiming by or through Landlord, subject to the terms of this Lease, provided Tenant pays the Rent and other sums required to be paid by Tenant and performs all of Tenant’s covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord’s interest in the Building. Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant’s use and enjoyment of the Leased Premises; provided, however, that Landlord shall use its best efforts to enforce the rules and regulations of the Building.

6.07 Relocation.

Intentionally deleted.

ARTICLE 7 - CONSTRUCTION, ALTERATIONS AND REPAIRS

7.01 Construction.

Prior to the start of the Term, Landlord shall, at its expense up to the amount of the Allowance (as defined in Exhibit C), design and construct the fit-up in the Leased Premises in accordance with the Workletter Agreement set forth in Exhibit C. Any cost incurred by Landlord for the design and construction of the Tenant Improvements in excess of the Allowance shall be paid by Tenant as stated in Exhibit C. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that any increases in taxes resulting from higher valuations of the Building attributable to Tenant’s Tenant Improvements or other tenant improvements in excess of Building-standard shall be paid by Tenant as Additional Rent.

7.02 Alterations.

(a) Tenant shall make no alterations, installations, additions or improvements in, on or to the Leased Premises without Landlord’s prior written consent. All such work shall be designed and made in a manner, and by architects, engineers, workmen and contractors, satisfactory to Landlord. All alterations, installations (excluding art works and other removable items), additions and improvements (including, without limitation, paneling, partitions, millwork and fixtures) made by or for Tenant to the Leased Premises shall remain upon and be surrendered with the Leased Premises and become the property of Landlord at the expiration or termination of this Lease or the termination of Tenant’s right to possession of the Leased Premises; provided, Landlord may require Tenant to remove any or all of such items that are not Building standard upon the expiration or termination of this Lease or the termination of Tenant’s right to possession of the Leased Premises in order to restore the Leased Premises to the condition existing at the time Tenant took possession. Landlord will notify Tenant if Tenant needs to remove any of the Tenant Improvements or Alterations upon the expiration or termination of this Lease at the time that it approves the Tenant Improvements or grants the request for alterations. Notwithstanding the foregoing, upon the expiration or earlier termination of this Lease, Tenant shall, at Landlord’s request and upon written notification from Landlord, remove all telephone and data wiring installed by Tenant from the Leased Premises, and Tenant shall repair any damage to the Leased Premises caused by any such removal. Tenant shall bear the reasonable and documented costs of removal of Tenant’s property from the Building and of all resulting repairs thereto. All work performed by Tenant with respect to the Leased Premises shall: (a) not alter the exterior appearance of the Building or adversely affect the structure, safety, systems or services of the Building; (b) comply with all Building safety, fire and other codes and governmental and insurance requirements; (c) not result in any usage in excess of Building standard of water, electricity, gas, heating, ventilating or air conditioning, (either during or after such work) unless prior written arrangements satisfactory to Landlord are entered into; (d) be completed promptly and in a good and workmanlike manner; (e) be performed in such a manner that does not cause interference with any labor used by Landlord, Landlord’s contractors or mechanics or by any other tenant or such other tenant’s contractors or mechanics; (f) not cause any mechanic’s, materialman’s or other similar liens to attach to Tenant’s leasehold estate; and (g) include a construction management fee for Landlord of five percent (5%) of the total cost of the alterations, additions or improvements. Tenant shall not permit, or be authorized to permit, any liens (valid or alleged) or other claims to be asserted against Landlord or Landlord’s rights, estates and interests with respect to the Building or this Lease in connection with any work done by or on behalf of Tenant, and Tenant shall indemnify and hold Landlord harmless against any such liens.

(b) Tenant has the right, upon prior notice to Landlord and at Tenant’s cost, to make minor, non-structural improvements to the Leased Premises without obtaining Landlord’s consent so long as they: (i) are in keeping with the standards of the Leased Premises, (ii) do not affect the structure of the Building or connect to or involve the electrical, mechanical, plumbing or life safety systems of the Building (iii) meet all of the conditions of (c) above, and (iv) costs incurred by Tenant per year related to minor, non-structural improvements do not exceed $25,000.00 per annum.

7.03 Repairs by Landlord.

(a) Unless otherwise expressly stipulated herein, Landlord shall be required to maintain and keep in good repair, as determined by Landlord in its reasonable discretion, the following portions of the Building: parking lots, indoor and outdoor lighting including parking lot lighting facilities, driveways, sidewalks, fences, all structural portions (including but not limited to foundations, roof, windows with regard to settling issues but not breakage, walls and floors), heating ventilation and air conditioning systems, and all electrical water, plumbing and other utility equipment connections and facilities servicing the Building and the Leased Premises including the mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general and the Leased Premises. Landlord shall perform only routine maintenance for Building-standard leasehold improvements in the Leased Premises. Maintenance of non-Building standard leasehold improvements, and repairs to Building-standard leasehold improvements necessitated by acts or omissions of Tenant or Tenant’s employees, agents, contractors or invitees, will at Tenant’s written request (which request may be made by electronic mail), be performed by Landlord at Tenant’s expense, at a cost or charge equal to the costs incurred in such maintenance plus an additional charge of ten percent (10%). Notwithstanding any provisions of this Lease to the contrary, all repairs, alterations or additions to the base Building and its systems (as opposed to those involving only Tenant’s leasehold improvements), and all repairs, alterations and additions to Tenant’s non-Building standard leasehold improvements which affect the Building’s structural components or major mechanical, electrical or plumbing systems, made by, for or on behalf of Tenant and any other tenants in the Building shall be made by Landlord or its contractor only, and, if on behalf of Tenant (with respect to Tenant’s non-Building standard leasehold improvements), shall be paid for by Tenant in an amount equal to Landlord’s costs plus ten percent (10%). Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

(b) Landlord represents and warrants to Tenant that, to the best of its knowledge and without independent investigation, (i) the plumbing, electrical, mechanical and heating/ventilating/air conditioning systems servicing the Leased Premises will be in good operating condition on the Commencement Date and (ii) as of the Commencement Date the Leased Premises will be completed in accordance with the attached Workletter which provides for law compliance with regards to Tenant Improvement construction in Section 11.

7.04 Tenant’s Maintenance Obligation.

(a) Except as approved by Landlord or provided otherwise in this Lease, Tenant does not have the right to make repairs or provide maintenance to the Leased Premises. All repairs and maintenance are to be provided by Landlord.

(b) Tenant is responsible for the costs of repairs or maintenance required to non-Building standard leasehold improvements. Non-Building standard leasehold improvements include supplemental hot water heaters, light fixtures that require non-standard bulbs and any other improvement that requires unusual or unique maintenance or repairs. Tenant is also responsible for Landlord’s costs plus a 10% service charge in providing specially requested services or repairs. Specially requested services or repairs are services or repairs provided at Tenant’s request or in addition to general services or repairs provided pursuant to Landlord’s ownership or management of the Building or those Landlord is required to provide in the Lease. Tenant’s obligation to pay for the repair and maintenance of non-Building standard leasehold improvements or specially requested services is in addition to its Operating Expenses Additional Rent obligation.

(c) Tenant is responsible for maintaining and repairing non-Building standard leasehold improvements that require special handling. Landlord has no responsibility for repair or maintenance of these items. Special handling items include audio visual systems that are built by or on behalf of Tenant into the walls of the Leased Premises or operable walls/accordion partitions.

(d) Tenant shall notify Landlord immediately of any material damage to the Leased Premises or Building. Landlord is responsible for repairing all damage, except for damage to any non-Building standard leasehold improvements of Tenant that require special handling. If the damage is caused by Tenant, its employees, agents or invitees or is to non-Building standard improvements, Tenant is responsible for the costs of the repairs plus a service charge of 10%. Damage caused by Tenant includes damage resulting from Tenant’s equipment malfunction (for example, damage caused by a leaking coffee maker water line).

(e) Tenant shall pay for any maintenance or repair costs that are its responsibility within thirty (30) days of written demand for payment by Landlord.

ARTICLE 8 - CONDEMNATION, CASUALTY, INSURANCE AND INDEMNITY

8.01 Condemnation.

If all or substantially all of the Leased Premises is taken by virtue of eminent domain or for any public or quasi-public use or purpose, this Lease shall terminate on the date the condemning authority takes possession. If only a part of the Leased Premises is so taken, or if a portion of the Building not including the Leased Premises is taken, this Lease shall, at the election of Landlord, either (i) terminate on the date the condemning authority takes possession by giving notice thereof to Tenant within thirty (30) days after the date of such taking of possession or (ii) continue in full force and effect as to that part of the Leased Premises not so taken, in which case Rent shall be reduced on a square footage basis by the amount of square footage of the Leased Premises taken or condemned. All proceeds payable from any taking or condemnation of all or any portion of the Leased Premises and the Building shall belong to and be paid to Landlord, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such awards. Tenant shall have no, and waives any, claim against Landlord and the condemnor for the value of any unexpired term. Tenant has the right to pursue a condemnation award from the condemning party, at Tenant’s cost, but only to the extent that Tenant’s award (A) is separately stated, and (B) does not diminish any award to Landlord.

8.02 Damages from Certain Causes.

Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition order of governmental body or authority, or any cause beyond Landlord’s control, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building.

8.03 Fire Clause.

(a) In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises or any material portion of the Building is damaged by fire or other casualty, Landlord shall have the right to terminate this Lease or to repair the Leased Premises with reasonable dispatch, subject to delays resulting from adjustment of the loss and any other cause beyond Landlord’s reasonable control; provided, Landlord shall not be required to repair or replace any furniture, furnishings or other personal property which Tenant may be entitled to remove from the Leased Premises or any installations in excess of Building standard.

(b) Landlord will provide notice to Tenant within 60 days after the date of any casualty as to its decision to either terminate this Lease or repair the Leased Premises. The notice will provide Landlord’s reasonable estimate as to whether the repair and restoration can be completed within one hundred eighty (180) days after the date of the casualty. In the event Landlord’s notice provides that completion will take more than one hundred eighty (180) days after the date of the casualty, Tenant has the right to terminate this Lease, provided that Tenant must deliver notice of its election to terminate within 10 business days after receipt of Landlord’s notice. If Tenant fails to deliver the notice in the time period specified above, Tenant is deemed to have waived its right to terminate. From the date of the casualty until completion, Rent is abated in proportion to the portions of the Leased Premises, if any, which are untenantable.

(c) Until Landlord’s repairs are completed the Rent shall be abated in proportion to the portions of the Leased Premises, if any, which are untenantable or unsuited for the conduct of Tenant’s business. Notwithstanding anything contained in this Section, Landlord shall only be obligated to restore or rebuild the Leased Premises to a Building standard condition and Landlord shall not be required to expend more funds than the amount received by Landlord from the proceeds of any insurance carried by Landlord.

8.04 Insurance Policies.

(a) Tenant shall, at its expense, maintain in full force and effect during the Term, and during any holdover, if applicable, (i) standard fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises and on any leasehold improvements that are paid for by Tenant (excluding any improvements paid for through the use of a Landlord- provided allowance) and all other additions and improvements (including fixtures) made by Tenant; and (ii) a policy or policies of commercial general liability insurance, such policy or policies to afford, through primary and/or excess coverage, minimum protection of not less than Two Million Dollars ($2,000,000.00) per occurrence for bodily injury and/or property damage and Four Million Dollars ($4,000,000.00) general aggregate, provided, Tenant shall carry such greater limits of liability coverage as Landlord may reasonably request from time to time, and any such policy shall have a deductible of no more than Five Thousand Dollars ($5,000.00). All insurance policies required to be maintained by Tenant shall (a) be issued by and binding upon solvent insurance companies licensed to conduct business in the State of North Carolina, (b) have all premiums fully paid on or before the due dates, (c) name Landlord as an additional insured, and (d) provide that they shall not be cancelable and/or the coverage thereunder shall not be reduced without at least ten (10) days advance notice to Landlord. Tenant shall deliver to Landlord certified copies of all policies or, at Landlord’s option, certificates of insurance in a form satisfactory to Landlord not less than fifteen (15) days prior to the Commencement Date or the expiration of current policies.

(b) Landlord will maintain, (i) insurance covering loss or damage to the Building, for its full replacement value, that provides standard property protection against all perils included within the classifications of fire, extended coverage, vandalism and malicious mischief, and (ii) comprehensive general liability insurance, with minimum protection (through primary or excess coverage) of not less than One Million Dollars ($1,000,000.00) for personal injury or death in any one occurrence and of not less than One Million Dollars ($1,000,000.00) for property damage in any one occurrence.

8.05 Hold Harmless.

Landlord shall not be liable to Tenant, its agents, servants, employees, contractors, customers or invitees, for any damage to person or property caused by any act, omission or neglect of Tenant, its agents, servants, employees, contractors, customers or invitees and subject to Section 8.06 below, Tenant agrees to indemnify and hold harmless Landlord and its partners, agents, directors, officers, and employees from all liability and claims for any such damage, including, without limitation, court costs, attorneys’ fees and costs of investigation.

8.06 Waiver of Subrogation Rights.

Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives to the extent that such waiver will not invalidate any insurance policy maintained by Landlord or Tenant nor increase any premiums thereon, any and all rights of recovery, claims, actions or causes of action, against the other, its agents, servants, partners, shareholders, officers and employees, for any loss or damage that may occur to the Leased Premises or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, and any other cause which is insured against under the terms of the standard fire and extended coverage insurance policies referred to in Section 8.04 hereof, to the extent that such loss or damage is recovered under said insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants or employees, and covenants that no insurer shall hold any right of subrogation against such other party. If the respective insurers of Landlord and Tenant do not permit such a waiver without an appropriate endorsement to such party’s insurance policy, Landlord and Tenant covenant and agree to notify the insurers of the waiver set forth herein and to secure from each such insurer an appropriate endorsement to its respective insurance policy concerning such waiver.

8.07 Limitation of Landlord’s Personal Liability.

Tenant agrees to look solely to Landlord’s interest in the Building and the Land (including all rents and proceeds of sale thereof) for the recovery of any judgment against Landlord, and Landlord, its partners, officers, directors and employees, shall never be personally liable for any such judgment. The provisions contained in the foregoing sentence are not intended to, and shall not, limit any right that Tenant or Landlord might otherwise have to obtain injunctive relief against the other party or the other party’s successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of liability insurance maintained by Landlord or Tenant.

ARTICLE 9 - LANDLORD’S LIEN, DEFAULT, REMEDIES AND SUBORDINATION

9.01 Lien for Rent.

Intentionally deleted.

9.02 Default by Tenant.

If Tenant shall default in the payment of any Rent or other sum required to be paid by Tenant under this Lease when due; provided, however, that two (2) times in a calendar year Tenant shall not be in default of this Lease if a payment is late, but it pays the amount due within five (5) days of notice that the payment is late, then Landlord may treat the occurrence of the foregoing event as a default under this Lease. If Tenant shall default in the performance of any of the other covenants or conditions which Tenant is required to observe and to perform under this Lease and such default shall continue for twenty (20) days after notice to Tenant or a longer period of time not to exceed 60 days, provided (A) Tenant commences to cure the default within twenty (20) days and Tenant is exercising due diligence to effect the cure, (B) Tenant cannot reasonably cure the default within twenty (20) days, (C) the default does not impact any other tenants in the Building and (D) the default does not cause any additional liability to Landlord; or the interest of Tenant under this Lease shall be levied on under execution or other legal process; or any petition shall be filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant’s debts or obligations (and the same is not dismissed within 60 days); or any petition shall be filed or other action taken to reorganize or modify Tenant’s debts or obligations (and the same is not dismissed within 60 days); or any petition shall be filed or other action taken to reorganize or modify Tenant’s capital structure; or Tenant is declared insolvent according to law; or any assignment of Tenant’s property shall be made for the benefit of creditors; or if a receiver or trustee is appointed for Tenant or its property; or Tenant shall vacate or abandon the Leased Premises or any part thereof at any time during the Term for a period of thirty (30) or more continuous days (other than for purposes of making repairs or alterations); or Tenant is a corporation and Tenant shall cease to exist as a corporation in good standing in the state of its incorporation (and fails to immediately cure the same); or Tenant is a partnership or other entity and Tenant shall be dissolved or otherwise liquidated; then Landlord may treat the occurrence of any one or more of the foregoing events as a default under this Lease (provided, no such levy, execution, legal process or petition filed against Tenant shall constitute a default under this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty (60) days from the date of its creation, service or filing). Upon the default under this Lease by Tenant, at Landlord’s option and in addition to all other rights and remedies provided at law or in equity, Landlord may terminate this Lease and repossess the Leased Premises and be entitled to recover as damages a sum of money equal to the total of (a) the cost of recovering the Leased Premises (including reasonable attorneys’ fees and costs of suit), (b) the unpaid Rent earned at the time of termination, (c) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period, (d) the amount of any unamortized leasing commissions or any allowances or concessions previously made by Landlord to Tenant, (e) any other sum of money, and damages owed by Tenant to Landlord and (f) interest on (a) (b) (c) (d) and (e) above at a rate equal to the average of the prime rate of interest published from time to time and made available to the general public by the three (3) largest commercial banks in the marketplace, plus five percent (5%) or the highest rate allowed by applicable North Carolina law. In addition to the foregoing, if any event of default by Tenant occurs as described in this Section 9.02 (even if the event of default is cured to the satisfaction of Landlord and the Lease is not terminated), then any option(s) which Tenant may have for the modification of the Term or of the Leased Premises or otherwise pursuant to this Lease shall terminate and shall be of no further force or effect. Tenant acknowledges and agrees that the Lease, as well as any invoices and notices relating thereto, constitutes evidence of an indebtedness within the meaning of North Carolina General Statutes section 6-21.2. Landlord shall use commercially reasonable efforts to mitigate its damages upon a default under this Lease by Tenant.

9.03 Non Waiver.

Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default and Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

9.04 Attorney’s Fees.

Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provisions of this Lease or for any other judicial remedy, the prevailing party shall be entitled to receive from the non-prevailing party all actual and reasonable attorneys’ fees and all court costs in connection with said proceeding.

9.05 Subordination; Estoppel Certificate.

(a) This Lease is and shall be subject and subordinate to any and all ground or similar leases affecting the Building, and to all mortgages which may now or hereafter encumber or affect the Building and to all renewals, modifications, consolidations, replacements and extensions of any such leases and mortgages; provided, at the option of any such landlord or mortgagee, this Lease shall be superior to the lease or mortgage of such landlord or mortgagee. The provisions of this Section shall be self-operative and shall require no further consent or agreement by Tenant. Tenant agrees, however, to execute and return any estoppel certificate, subordination agreement, consent or agreement reasonably requested by any such landlord or mortgagee, or by Landlord, within ten (10) days after receipt of same, including, without limitation, an estoppel certificate. In the event Tenant does not execute and return such estoppel certificate within such ten (10) day period, Tenant will be deemed to have ratified such estoppel certificate, and the information contained therein shall be deemed to be correct and binding upon Tenant. Tenant shall, at the request of Landlord or any mortgagee of Landlord secured by a lien on the Building or any landlord to Landlord under a ground lease of the Building, furnish such mortgagee and/or landlord with notice of any default or breach by Landlord at least sixty (60) days prior to the exercise by Tenant of any rights and/or remedies of Tenant hereunder arising out of such default or breach.

(b) Upon Tenant’s request, Landlord agrees to use commercially reasonable efforts to obtain for Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) from its lender on the lender’s standard form. Tenant is responsible for the payment of any lender fee associated with obtaining, negotiating or completing the SNDA. Landlord will not be in default of this Lease if it is unable to obtain an SNDA in accordance with this provision.

9.06 Attornment.

If any ground or similar lease or mortgage is terminated or foreclosed, Tenant shall, upon request, attorn to the landlord under such lease or the mortgagee or purchaser at such foreclosure sale, as the case may be, and execute instrument(s) confirming such attornment. In the event of such a termination or foreclosure and upon Tenant’s attornment as aforesaid, Tenant will automatically become the tenant of the successor to Landlord’s interest without change in the terms or provisions of this Lease; provided, such successor to Landlord’s interest shall not be bound by (i) any payment of rent for more than one month in advance except prepayments of Security for the Lease, if any, or (ii) any amendments or modifications of this Lease made without the prior written consent of such landlord or mortgagee.

9.07 Accord and Satisfaction.

No payment by Tenant or receipt by Landlord of an amount less than is due under this Lease shall be deemed to be other than payment towards or on account of the earliest portion of the amount then due, nor shall any endorsement or statement on any check or payment in any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such amount or to pursue any other remedy available to Landlord.

ARTICLE 10 - ASSIGNMENT AND SUBLEASE

10.01 Assignment or Sublease.

Tenant shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge, or encumber this Lease or sublease the Leased Premises or any part thereof, or allow any person other than Tenant, its employees, agents, servants and invitees, to occupy or use the Leased Premises or any portion thereof, without the express prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed, and any attempt to do any of the foregoing without such written consent shall be null and void and shall constitute a default under this Lease. Notwithstanding the foregoing, in no event shall Tenant assign this Lease or sublease the Leased Premises to any entity engaged in the commercial real estate business, including, without limitation, property management or the brokerage, ownership or development of competitive properties. Landlord’s consent to any assignment or sublease hereunder does not constitute a waiver of its right to consent to any further assignment or sublease. If Tenant desires to assign this Lease or sublet the Leased Premises or any part thereof, Tenant shall give Landlord notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, together with a non-refundable fee of Seven Hundred Fifty Dollars ($750.00) (the “Transfer Fee”). Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (a) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant shall be relieved of all further obligations hereunder as to such space, or (b) to permit Tenant to assign this Lease or sublet such space, or (c) to refuse to consent to Tenant’s assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Leased Premises. If Landlord should fail to notify Tenant in writing of such election within the thirty (30) day period, Landlord shall be deemed to have elected option (b) above. If Landlord elects option

(b) above and approves the assignment or sublease, then (i)) if the rent agreed upon between Tenant and subtenant is greater than the Monthly Base Rent that Tenant is obligated to pay to Landlord under this Lease, fifty percent (50%) of the excess rent (exclusive of Tenant’s reasonable, documented costs of subleasing the Leased Premises, including, but not limited to, commissions, legal fees, marketing costs and tenant improvements), shall be deemed Additional Rent owed by Tenant and payable to Landlord in the same manner that Tenant pays the Rent hereunder; and (ii) Tenant shall be solely responsible for all costs, including but not limited to, additional fit-up work required due to any changes in the building, fire or other municipal, state, or federal codes after the date of this Lease, together with all costs of providing any additional certificate of occupancy required for the subleased space or assigned premises. Tenant agrees to pay Landlord’s actual reasonable attorney’s fees (not to exceed $5,000.00) associated with Landlord’s review and documentation of any requested assignment or sublease hereunder regardless of whether Landlord consents to any such assignment or sublease. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease, and Tenant shall remain fully liable hereunder. If Tenant is not a public company that is registered on a national stock exchange or that is required to register its stock with the Securities and Exchange Commission under Section 12(g) of the Securities and Exchange Act of 1934, any change in a majority of the voting rights or other controlling rights or interests of Tenant shall be deemed an assignment for the purposes hereof. Notwithstanding the foregoing, Tenant shall have the right, subject to the conditions contained in this Section 10.01, including providing Landlord with prior notice of the assignment or sublease (but without the need for obtaining Landlord’s prior approval and consent or the payment of the Transfer Fee) to assign this Lease or sublet all or any portion of the Leased Premises to (i) any entity resulting from a merger or consolidation with Tenant; (ii) any entity succeeding to the business and assets of Tenant; (iii) any subsidiary or affiliate of Tenant; and (iv) any entity which is part of or affiliated with Tenant (any of the foregoing shall be deemed an “Affiliate”), so long as the Affiliate is at least as credit-worthy as Tenant, in Landlord’s sole discretion, at the time of the transfer or has a net worth equal to or greater than Tenant’s at the time of transfer or as of the date of this Lease. Tenant shall not be released from liability under this Lease upon the assignment or sublease of the Lease to an Affiliate. In conjunction with any Tenant debt or equity financing, Landlord agrees that it shall endeavor to review and respond to any consent request from Tenant within five (5) business days of receipt of such request. In connection with Landlord’s review of any non-public documents and information furnished by Tenant in connection with a proposed Transfer, Landlord agrees to hold such information in confidence and not to disclose such information to third parties, other than its attorneys, accountants, prospective purchasers of the Building, partners in the Landlord entity and current or prospective mortgagees or the attorneys of any of them, or as required by law. Landlord further agrees to inform any such attorneys, accountants, prospective purchasers of the Building, partners in the Landlord entity and current or prospective mortgagees or the attorneys of any of them that such information is confidential.

10.02 Assignment by Landlord.

Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and all other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Section 6.06 and Section 8.07 hereof) no further liability or obligation shall thereafter accrue against Landlord under this Lease.

ARTICLE 11 - NOTICES AND MISCELLANEOUS

11.01 Notices.

Except as otherwise provided in this Lease, any statement, notice, or other communication which Landlord or Tenant may desire or is required to give to the other shall be in writing and shall be deemed sufficiently given or rendered if hand delivered, or if sent by registered or certified mail, postage prepaid, return receipt requested, or Federal Express or similar next day delivery courier with evidence of delivery, to the addresses for Landlord and Tenant set forth in Subsection 2.01(k), or at such other address(es) as either party shall designate from time to time by ten (10) days prior notice to the other party. Tenant shall obtain written acknowledgement from Landlord recognizing any change in Tenant’s address for the purposes of this Section, or such change shall not be effective as against Landlord.

11.02 Miscellaneous.

(a) Pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

(b) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease is declared to be a North Carolina contract, and all of the terms thereof shall be construed according to the laws of the State of North Carolina.

(c) This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the “Landlord” or the “Tenant” hereunder or such party or its counsel is the draftsman of this Lease.

(d) The terms and provisions of Exhibits A through I described herein and attached hereto are hereby made a part hereof for all purposes; provided, however, that, unless otherwise expressly stated, in the event of a conflict between the terms of this Lease and the terms of any Exhibit attached hereto, the terms of this Lease shall control.

(e) If Tenant is a corporation, partnership or other entity, Tenant warrants that all consents and approvals required of third parties (including, without limitation, its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease, and to conduct business in the State of North Carolina. Tenant warrants further that Tenant has never been the subject of a petition for relief under the United States Bankruptcy Code, whether voluntarily or involuntarily.

(f) Whenever in this Lease there is imposed upon Landlord the obligation to use its best efforts, reasonable efforts or diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other business burdens.

(g) If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

(h) If applicable in the jurisdiction where the Leased Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

(i) Tenant at all times shall use and occupy the Leased Premises in compliance with Environmental Laws (as hereinafter defined). Except for substances found in routine office and cleaning supplies, neither Tenant nor any of Tenant’s employees, agents, contractors, subcontractors, licensees or invitees shall use, handle, store, or dispose of (or permit the use, handling, storing, or disposal of) any hazardous or toxic waste or substance in or at the Leased Premises or the Building (or transport, transship or permit the transportation or transshipment of the same over or through the Leased Premises or Building) which is regulated, controlled, or prohibited by any federal, state, or local statutes, ordinances, regulations, or laws, including without limitation the Resource Conservation and Recovery Act, 42 U.S.C.§ 6901, et seq. (“RCRA”); the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et. seq. (“CERCLA”); the Hazardous Materials Transportation Act, 49 U.S.C. §801, et. seq; the Federal Water Pollution Control Act, 33 U.S.C. §1321, et. seq; the Toxic Substances Control Act, 15 U.S.C. (“TSCA”); and the Occupational Safety and Health Act, 29 U.S.C. §651 et seq. (as subsequently amended, “Environmental Laws”). As used herein, hazardous or toxic substances or materials shall include without limitation the following: (1) “hazardous wastes” as defined under RCRA or any other federal, state or local law or regulation, (2) “hazardous substances” as defined under CERCLA or any other federal, state or local law or regulation, (3) gasoline, petroleum, or other hydrocarbon products, by-products, derivatives, or fractions (including spent products), (4) “toxic substances” as defined under TSCA, (5) “regulated medical waste” as defined by 40 C.F.R. § 259.30, (6) any radioactive materials or substances, or (7) asbestos and asbestos containing products. Tenant shall indemnify Landlord, its successors and assigns, and hold the same harmless from any loss, damage, claims, costs, liabilities, and cleanup costs arising out of Tenant’s violation of this Section. Tenant’s violation of this Section shall constitute an Event of Default under this Lease, and, in addition to any other remedies available to Landlord under this Lease, at law, or in equity, at Landlord’s election Tenant, at Tenant’s sole cost and expense, shall immediately and diligently remove any such hazardous or toxic materials introduced by Tenant or its employees, agents or contractors from the Leased Premises and/or the Building, as applicable, and shall restore the same to its condition prior to the time of the release of such material or substance and to Landlord’s reasonable satisfaction. If Tenant fails to comply with the Tenant’s obligations hereunder, Landlord, at its option, may clean up and remove such material or substance and Tenant shall reimburse Landlord upon demand for any and all of the costs thereof (including without limitation reasonable fees and expenses for attorneys, engineers, environmental specialists, and similar professionals). Tenant’s obligations hereunder shall survive the expiration or earlier termination of the Lease.

(j) Tenant is prohibited from recording this Lease or any memorandum thereof without the prior written consent of Landlord.

(k) Intentionally deleted.

(l) “Square feet” or “square foot” as used in this Lease includes the area contained within the space occupied by Tenant together with a common area percentage factor of Tenant’s space proportionate to the total Building area.

(m) Landlord agrees to pay to the Broker named in Subsection 2.01(1), a real estate brokerage commission only as set forth in the separate Management and Leasing Agreement, as may be amended, dated June 1, 2014, by and between Landlord and Broker. Broker shall pay Co-Broker, if any, named in Subsection 2.01(1), a real estate brokerage commission only as set forth in the separate commission agreement(s) between Broker and the named Co-Broker. Landlord and Tenant each hereby represent and warrant to the other that they have not employed any other agents, brokers or other parties in connection with this Lease, and each agrees that it shall hold the other harmless from and against any and all claims of all other agents, brokers or other parties claiming by, through or under the respective indemnifying party.

(n) Tenant understands and agrees that the property manager for the Building is the agent of Landlord and is acting at all times in the best interest of Landlord. Any and all information pertaining to this Lease that is received by the property manager shall be treated as though received directly by Landlord.

(o) This Lease may be signed in counterparts. Each counterpart is considered an original and when taken together one and the same agreement. Signatures of this Lease that are transmitted by electronic mail, facsimile or similar means are valid.

(p) During the Term of the Lease, Tenant shall provide Landlord, upon ten (10) days’ notice, a true, accurate and complete copy of Tenant’s last financial statements, including income and expense statements and balance sheets, which shall reflect the most recent quarter and most recent year-end at the time of such review. All such information shall be held by Landlord in strict confidence.

(q) Upon execution by Tenant, this Lease shall be binding upon Tenant, its legal representatives and successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns. Upon execution by Landlord, this Lease shall be binding upon Landlord, its legal representatives, successors and assigns. This Lease shall inure to the benefit of Landlord and Tenant, their representatives, successors and assigns.

(r) Landlord shall include Tenant’s name and suite number on (i) the Building directory(ies) located inside the Building, and (ii) a Building-standard suite sign to be located at the entrance to the Leased Premises. For Tenant’s initial listing, the cost of such directory(ies) and suite signage shall be Landlord’s responsibility. Any subsequent changes to directory(ies) and suite signage requested by Tenant shall be paid for by Tenant within ten (10) days of receipt of Landlord’s invoice therefor.

(s) Tenant, its officers, partners, members, managers, employees, and agents shall not disclose the terms and conditions of this Lease to any third party, except for purposes of accounting and legal review, or for use by other in-house employees of Tenant’s business, or as may otherwise be required by law, and such disclosure may be subject to injunctive relief in addition to other remedies available to Landlord. If Tenant is a publicly traded company and the Lease, any amendment to it or document related to the Lease is considered a material contract so must be filed with the Securities and Exchange Commission (“SEC”), Tenant may file the Lease, amendment or document only after: (i) it has notified Landlord of the fact that the Lease, amendment or document is material and its intent to file it with the SEC; and (ii) it makes and is granted a confidential treatment request from the SEC and coordinates the redaction of confidential portions of the Lease, amendment or document with Landlord. In addition, Tenant must provide Landlord with a copy of the SEC filing that includes the Lease, amendment or document prior to filing the Lease, amendment or document with the SEC. If the Lease, amendment or document is filed with the SEC, Tenant agrees that any publicity regarding the Lease, amendment or document and/or its filing will be made jointly with Landlord and only with Landlord’s prior approval.

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ARTICLE 12 - ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES

12.01 ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES.

TENANT AGREES THAT THIS LEASE AND THE EXHIBITS ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES AND ALL PRIOR CORRESPONDENCE, MEMORANDA, AGREEMENTS AND UNDERSTANDINGS (WRITTEN AND ORAL) ARE MERGED INTO AND SUPERSEDED BY THIS LEASE AND THERE ARE AND WERE NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES MADE BY LANDLORD IN CONNECTION WITH THIS LEASE. TENANT FURTHER AGREES THAT THERE ARE NO, AND TENANT EXPRESSLY WAIVES ANY AND ALL WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE OR IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE.

IN TESTIMONY WHEREOF, the parties hereto have executed this Lease, under seal, as of the date aforesaid.

LANDLORD:

Phoenix Limited Partnership of Raleigh, a Delaware limited partnership

By	Acquisition Group Inc., Its Managing General Partner

By:	[***]
[***]

TENANT:

Phreesia, Inc., a Delaware corporation

By:	/s/ Thomas Altier
Name: Thomas Altier
Title: CFO

EXHIBIT A-1

FLOOR PLANS

434 Fayetteville Street, Suite 1400

Raleigh, North Carolina 27601

EXHIBIT A-2

THE LAND

Lying and being in the City of Raleigh, County of Wake, State of North Carolina and being more particularly described as follows:

BEGINNING at a point in the eastern technical property line of South Salisbury Street, said point being located South 06 degrees 45 minutes West 330.69 feet (measured along said property line) from the point of intersection of said property line with the southern technical property line of West Davie Street, said point also being the Southwest corner of the property of the City of Raleigh designated as “Designated Street R/W” (said right of way having been closed) on a map prepared by Bennie R. Smith recorded in Book of Maps 1982, Page 853 of the Wake County Registry; thence with the property line of the City of Raleigh South 83 degrees 15 minutes East 70.00 feet to a point; thence North 06 degrees 45 minutes East 28.56 feet to a point; thence South 83 degrees 15 minutes East 6.67 feet to a point; thence North 06 degrees 45 minutes East 20.50 feet to a point in the southern property line of York-Hannover (Greenwich), Inc. (formerly Raleigh Hotel Associates, Ltd.); thence along the southern property line of York-Hannover (Greenwich), Inc. South 83 degrees 17 minutes 30 seconds East 63.33 feet to a point; thence with the property line of the City of Raleigh and One Hannover Square Associates Limited Partnership South 06 degrees 45 minutes West 219.11 feet to a point; thence with the property line of the City of Raleigh North 83 degrees 15 minutes West 140.00 feet to a point in the eastern technical property line of South Salisbury Street; thence with said property line of South Salisbury Street North 06 degrees 45 minutes East 170.00 feet to the point and place of BEGINNING; and being the property of York-Hannover (Raleigh), Inc. according to a recombination map dated February 1989, prepared by Robert T. Newcomb, III, R.L.S., recorded in Book of Maps 1989, Page 608, of the Wake County Registry.

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EXHIBIT A-3

TEMPORARY PREMISES

434 Fayetteville Starrt, portion of the 14th floor

Raleigh, North Carolina 27601

EXHIBIT B

ACCEPTANCE OF LEASED PREMISES MEMORANDUM

Pursuant to the Lease dated                     , 2016, by and between Phoenix Limited Partnership of Raleigh, a Delaware limited partnership (“Landlord”), and Phreesia, Inc., a Delaware corporation (“Tenant”), for the Leased Premises located in Suite 1400, at Two Hannover Square, 434 Fayetteville Street, Raleigh, North Carolina 27601, with a Commencement Date of                     , 2017, Landlord and Tenant hereby agree that:

1. Except for those items shown on the attached “punch list”, which Landlord shall use reasonable efforts to remedy within thirty (30) days after the date hereof, Landlord has fully completed the construction work required of Landlord under the terms of the Lease, and the workletter attached as Exhibit C thereto.

2. The Leased Premises are tenantable, Landlord has no further obligation for construction (except as specified above), and Tenant acknowledges that the Leased Premises are satisfactory in all respects.

All other terms and conditions of the Lease are hereby ratified and acknowledged to be unchanged.

Agreed and Executed this                      day of                     , 2017.

TENANT:

Phreesia, Inc., a Delaware corporation

By:
Name:
Title:

EXHIBIT C

WORKLETTER AGREEMENT

1) Existing Condition and Tenant Improvements. The condition of the Leased Premises as of the date of this Lease, as is and with all faults, shall be deemed the “Existing Condition”. All demolition of and improvements made to the Existing Condition of the Leased Premises in accordance with the Schematic Space Plan and Plans (both defined below) shall be deemed the “Tenant Improvements”.

2) Allowance. Landlord shall provide Tenant with a tenant improvement allowance in the amount not to exceed [***] (or [***] per square foot) (the “Allowance”), to pay for the costs and expenses incurred by Landlord for the design and construction of the Tenant Improvements. The costs and expenses shall include, but not be limited to, the costs and expenses of any (i) design and construction services related to architectural, plumbing, mechanical and electrical trades, (ii) demolition work, and (iii) construction administration services provided by Landlord’s architect and consulting engineers. Costs and expenses shall also include a construction management fee for Landlord of five percent (5%) of the total cost of the Tenant Improvements and all costs associated with any contractor’s general conditions, permits (including any new or changes to development, facility or transportation impact fees), taxes, insurance and fees.

3) Design. Landlord shall cause an architect and one or more engineers, each of whom shall be designated by Landlord in its commercially reasonable discretion, to consult with Tenant and to prepare architectural, plumbing, mechanical and electrical plans that are (i) consistent with the “Schematic Space Plan” for the Leased Premises, which is attached hereto as Exhibit C-l, (ii) sufficiently detailed for pricing, approval and construction of the Tenant Improvements, and (iii) subject to Landlord’s approval, in its sole discretion (the “Detailed Plans”). All millwork, partitions, doors, hardware, ceiling tile, window coverings, plumbing, HVAC, lighting fixtures, switches, outlets and life safety items shall be designed in Landlord’s standard manner. Carpet and paint shall be selected and designed in Landlord’s standard manner and from Landlord’s standard finishes, unless otherwise agreed to by Landlord, in accordance with Section 4 herein. Landlord intends to reuse existing materials to the extent possible, including doors, frames, hardware, lights, ceiling tile and millwork. Tenant shall furnish to Landlord all other information and technical data reasonably necessary for the preparation of the Detailed Plans within two (2) business days of Landlord’s request therefor, or as otherwise agreed to by Tenant and Landlord, so as not to delay the design, pricing, approval and construction of the Tenant Improvements by the Target Commencement Date. Tenant has authorized Sarah Kohut (“Tenant’s Representative”) to represent Tenant for all purposes related to the design and construction of the Tenant Improvements, including approval of the Plans and any Change Orders (as defined below), and approval by Tenant’s Representative shall constitute approval by Tenant.

4) Approval of Plans and Cost. Landlord shall cause a general contractor or contractors designated by Landlord, at its sole discretion, to prepare detailed pricing of construction of the Tenant Improvements pursuant to the Detailed Plans. Landlord shall submit to Tenant for Tenant’s approval (i) the Detailed Plans and (ii) an itemized cost statement of all design and construction costs related to the Tenant Improvements (the “Cost Statement”). Within five (5) business days after its receipt of the Detailed Plans and Cost Statement, Tenant shall approve the Detailed Plans and the Cost Statement in writing, subject to any modifications or changes in the Detailed Plans requested by Tenant, Landlord, in its sole discretion, shall retain final approval rights for the Detailed Plans. After Tenant’s approval of the Detailed Plans and the Cost Statement, or in the event Tenant does not respond to Landlord within such five (5) business day period, the Detailed Plans and the Cost Statement shall be deemed to be approved by Tenant, and such approved Detailed Plans shall be thereafter deemed the “Plans”. Notwithstanding anything to the contrary contained herein, if the costs and expenses of the Tenant Improvements as approved by Tenant exceed the Allowance, then Tenant shall be obligated to pay for all such excess costs. Landlord shall submit an invoice to Tenant for such excess costs at the time the Detailed Plans and Cost Statement are approved or deemed approved by Tenant, and Tenant shall pay such excess costs immediately upon receipt of Landlord’s invoice therefor. If the cost of designing and constructing the Tenant Improvements as approved by Tenant is less than the Allowance, Tenant shall not be entitled to any refund of the unused portion of the Allowance.

5) Change Orders and Additional Costs. After approval of the Cost Statement by Tenant, additional costs will likely be incurred by Landlord. These costs may include, without limitation, design costs that may not yet have been billed, design costs for selection of finishes, costs for construction clarifications and other construction administration by the architect or engineers, construction changes required by governmental inspectors, and changes to the Plans or actual construction initiated by Tenant. From time to time, Landlord shall update the previously approved Cost Statement to account for the subsequent changes in cost, and Tenant shall immediately pay any cost in excess of the Allowance and not previously paid by Tenant. For changes initiated by Tenant that will revise the previously approved Cost Statement or the construction schedule, a change order (“Change Order”) shall be prepared by Landlord, its architect, or general contractor. Each Change Order shall include information regarding any revisions to the cost and construction schedule, and shall provide sufficient information for evaluation by Landlord, its architect, and Tenant. Before the work detailed on the Change Order proceeds, Tenant’s Representative must approve the Change Order, including any change in cost and time. Tenant shall have two (2) business days to approve each Change Order, unless Landlord grants Tenant more time. If Tenant does not approve the Change Order within the approval period, the Change Order shall be deemed disapproved by Tenant. If the Change Order is not approved or deemed disapproved, Landlord shall not proceed with the work contemplated in the Change Order. If the Change Order is approved and the additional cost exceeds Five Thousand Dollars ($5,000.00) and is in excess of the Allowance, and if requested by Landlord, Tenant shall pay the cost of any such Change Order before Landlord proceeds with the work that is the subject of the Change Order.

6) Construction. After Tenant (i) approves the Detailed Plans and the Cost Statement, (or if Tenant does not respond to Landlord regarding the Detailed Plans and the Cost Statement, as set forth in Section 4 herein), and (ii) pays any and all costs in excess of the Allowance as set forth in Section 4 herein, then Landlord shall be entitled to cause, and shall cause, the general contractor designated by Landlord to construct the Tenant Improvements in accordance with the Plans and the Cost Statement. Landlord shall ensure that the Tenant Improvements are constructed in a first-class and professional manner and in accordance with the Plans.

7) Delay. The Commencement Date, Expiration Date, and commencement of installments of Monthly Base Rent shall not be postponed or delayed as a result of any of the following:

a)	Tenant’s failure to furnish information or consult with Landlord or Landlord’s architects or engineers when requested in order to prepare the Detailed Plans;

b)	Tenant’s failure to approve the Detailed Plans and/or Cost Statement or to pay any excess cost as provided in Sections 4 and 5 herein;

c)	Tenant’s failure during construction to furnish information or consult with Landlord or Landlord’s architects, engineers or contractors when requested in order to complete construction;

d)

Additional time necessary to consider changes, revise the Plans, obtain pricing, and/or prepare other documentation for a Change Order initiated by Tenant, whether or not such Change Order is approved by Tenant, and to construct approved Change Orders; or

e)	Any other delay from any other cause attributable to Tenant, its agents, consultants, contractors, subcontractors or employees.

8) Tenant’s Access to Leased Premises. Landlord shall permit Tenant and its agents reasonable access to the Leased Premises during normal business hours at least two (2) weeks prior to the Commencement Date for the purpose of installing telephone and computer cabling and equipment and fixtures. Tenant’s right to install equipment and fixtures does not include a general right to move personal property into the Leased Premises before the Leased Premises is inspected for purposes of obtaining a certificate of occupancy. Therefore the right to install equipment and fixtures only is granted to the extent the installation does not interfere or hinder Landlord’s ability to obtain a certificate of occupancy for the Leased Premises. Tenant’s entry of the Leased Premises for installation shall not constitute acceptance of the Leased Premises nor Tenant’s acknowledgment of the Commencement Date of the Lease, unless Tenant commences the operation of any portion of its business therein. This right Page 27 Two Hannover Square of entry onto the Leased Premises is a license from Landlord to Tenant and is subject to revocation in the event that Tenant or its employees, contractors or agents indirectly or directly causes or is the cause of any code or governmental violation, labor dispute, delay or damage or otherwise becomes in default of any term, covenant or condition of this Lease as provided in Section 9.02. Prior to Tenant’s access, Tenant shall demonstrate to Landlord that it has obtained the insurance required and is in compliance with Section 8.04 of the Lease. Tenant’s early access shall be subject to the Section 8.05 of the Lease (Hold Harmless) and Section 8.06 of the Lease (Waiver of Subrogation Rights). Therefore, Tenant agrees to assume all risk of loss or damage to any telephone and computer cabling, equipment and fixtures installed pursuant to this provision and to indemnify and hold Landlord, its contractors, employees or agents harmless for any damage or injury indirectly or directly caused by Tenant’s entry.

9) Warranties. Landlord shall cause the repair or replacement of any defects in material or workmanship in the Tenant Improvements installed by Landlord for a period of one (1) year after the date of substantial completion of the Leased Premises, or the duration of any manufacturer’s warranty, whichever is longer, provided Tenant notifies Landlord of such defect as soon as reasonably practicable after the date Tenant discovers such defect. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED

WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH THE TENANT IMPROVEMENTS EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 9. Tenant’s sole remedy for the breach of any applicable warranty shall be the remedy set forth in this Section 9. Tenant agrees that no other remedy, including without limitation, incidental or consequential damages for lost profits, injury to person or property or any other incidental or consequential loss, shall be available to Tenant.

10) Compliance with Certain Requirements. At any time before, during, and after construction, Landlord shall have the right to require changes to the Plans and construction in order to comply with applicable building codes, other governmental requirements, and insurance requirements. Neither Landlord’s nor Tenant’s approval of the Plans is a warranty that the Plans comply with applicable building codes, other governmental requirements, and insurance requirements.

11) Liability. The architects and engineers are responsible for completing the Plans in accordance with applicable, laws, rules and regulations, including the local building code, and in a manner that is consistent with Tenant’s intended use. The contractor is responsible for completing the Tenant Improvements in accordance with the Plans. The architects and engineers and contractor are responsible if the Tenant Improvements are not completed in accordance with applicable laws, rules and regulations or Tenant’s intended use.

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EXHIBIT D

BUILDING RULES

(1) The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators and elevators shall not be obstructed or used by Tenant, or the employees, agents, servants, visitors or licensees of Tenant, for any purpose other than ingress and egress to and from the Leased Premises. No motorcycle shall be brought into the Building or kept on the Leased Premises without the prior written consent of Landlord. Bicycles may be brought into the Building and Leased Premises provided (i) Tenant must use the service elevator for the Building for access to the Building and Leased Premises and (ii) Tenant shall indemnify and hold harmless Landlord, its members, managers, agents, employees, and other tenants in the Building, from all loss, costs, expense, liability or damages incurred by Tenant due to its bicycles in the Building or Leased Premises.

(2) No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

(3) Landlord shall have the right to prescribe the weight, position and manner of installation of safes, concentrated filing/storage systems or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Building by reason of a safe or any other article of Tenant’s office equipment being on the Leased Premises shall be repaired at the expense of Tenant. The time, routing and manner of moving safes or other heavy equipment shall be subject to prior written approval by Landlord.

(4) Only persons authorized by Landlord shall be permitted to furnish newspaper, ice, drinking water, towels, barbering, shoe shining, janitorial services, floor polishing and other similar services and concessions to Tenant, and only at hours and under regulations fixed by Landlord. Tenant shall use no other method of heating or cooling than that supplied by Landlord.

(5) Tenant, and the employees, agents, servants, visitors or licensees of Tenant, shall not at any time place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building. No animals, except for dogs trained to assist disabled persons, shall be brought or kept in or about the Leased Premises or the Building without the prior written consent of Landlord.

(6) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon notice from Landlord, Tenant shall refrain from or discontinue such advertising. Landlord shall have the right to use Tenant’s name in advertising announcements.

(7) Tenant shall not place, or cause or allow to be placed, any sign or lettering whatsoever, in or about the Leased Premises except in and at such places as may be designated by Landlord and consented to by Landlord. All lettering and graphics on corridor doors and walls shall conform to the Building standard prescribed by Landlord. No trademark shall be displayed on corridor doors and walls in any event, except on any floor fully leased by Tenant. Tenant may display trademarks on interior walls and doors of the Leased Premises. Landlord shall provide and maintain an alphabetical directory board in the ground floor lobby of the Building.

(8) Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

(9) Landlord shall have the right to exclude any person from the Building other than during customary business hours, and any person in the Building shall be subject to identification by employees and agents of Landlord. All persons in or entering the Building shall be required to comply with the security policies of the Building. If Tenant desires any additional security services for the Leased Premises, Tenant shall have the right (only with the advance written consent of Landlord) to obtain such additional services at Tenant’s sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise Page 33 exercise reasonable precautions to protect property from theft, loss, or damage. Landlord shall not be responsible for the theft, loss or damage of any property.

(10) Only workers employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done in or on the Leased Premises.

(11) Tenant shall not establish any restaurant, luncheonette, automat or cafeteria for the sale or service of food to its employees or to others, nor shall Tenant provide any vending machines without the prior written consent of Landlord. Tenant may, however, operate coffee bars by and for its employees and invitees.

(12) Tenant shall not bring or permit to be brought or kept in or on the Leased Premises any flammable, combustible, corrosive, caustic, poisonous, toxic or explosive substance or any substance deemed to be a hazardous substance under applicable environmental laws, or cause or permit any odors to permeate or emanate from the Leased Premises.

(13) Tenant shall not mark, paint, drill into or in any way deface any part of the Building or the Leased Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install coat hooks or identification plates on doors nor any resilient tile or similar floor covering in the Leased Premises except with the prior written approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

(14) Except as provided in this Rule, Tenant shall not place any additional locks or bolts of any kind on any door in the Building or the Leased Premises or change or alter any lock on any door. Landlord shall furnish a minimum of two (2) keys (conventional or card type) for each lock on exterior doors to the Leased Premises and the Building, and shall, on Tenant’s request and at Tenant’s expense, provide additional duplicate keys. Tenant shall not make any duplicate keys. Upon the expiration or termination of the Lease, all keys shall be returned to Landlord and Tenant shall give to Landlord the combination of all safes, vaults and combination locks in the Leased

Premises. Landlord may at all times keep a pass key to the Leased Premises. All entrance doors to the Leased Premises shall be left locked when the Leased Premises are not in use. Tenant has the right at its cost and expense to install a security system at the Leased Premises, provided (i) Tenant obtains Landlord’s written approval (which approval is not unreasonably withheld or delayed) to the specific security system to be installed prior to installation; (ii) the security system is compatible with and able to tie into the security access system for the Building; and (iii) Landlord is given the access codes for the system. If Tenant installs a security system, Tenant must remove the system and any related equipment, wiring or cabling and restore the area from which the removal occurred at its cost, upon the termination or expiration of the Lease.

(15) Tenant shall give expeditious notice to Landlord in case of theft, unauthorized solicitation or accident in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

(16) Tenant shall place a water-proof tray under all plants in the Leased Premises and shall be responsible for any damage to the floors and/or carpets caused by over-watering such plants.

(17) Tenant shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others, without Landlord’s prior written permission.

(18) Tenant shall not use or permit any portion of the Leased Premises to be used as an office for a public stenographer or typist, offset printing, the sale of liquor or tobacco, a barber or manicure shop, an employment bureau, a labor union office, a doctor’s or dentist’s office, a dance or music studio, any type of school, or for any use other than those specifically granted in this Lease.

(19) Intentionally deleted.

(20) Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under Page 34 special instructions from the management office in the Building.

(21) Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical and electrical equipment belonging to Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Leased Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their leased premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant’s expense, in settings of cork, rubber, spring type or other vibration eliminators sufficient to eliminate noise or vibration.

(22) Intentionally deleted.

(23) No solar screen materials, awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Leased Premises within the Building may be installed by Tenant.

(24) Tenant shall not place, install or operate within the Leased Premises or any other part of the Building any engine, stove or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

(25) No portion of the Leased Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

(26) For purposes of the Lease, holidays shall be deemed to mean and include the following: (a) New Year’s Day; (b) Memorial Day; (c) Independence Day; (d) Labor Day; (e) Thanksgiving Day and the Friday following; (f) Christmas Day; and (g)any other holidays taken by tenants occupying at least one-half (1/2) of the Square Footage of office space in the Building.

(27) Tenant shall at all times keep the Leased Premises neat and orderly.

(28) All requests for overtime air conditioning or heating should be submitted in writing (which may be sent by electronic mail) to the Building management office by 2:00 P.M. on the last prior business day.

(29) Landlord reserves the right, acting reasonably, to rescind, add to and amend any rules or regulations, to add new rules or regulations, and to waive any rules or regulations with respect to any tenant or tenants.

(30) Corridor doors, when not in use, shall be kept closed.

(31) All permitted alterations and additions to the Leased Premises must conform to applicable building and fire codes. Tenant shall obtain approval from the office of the Building with respect to any such modifications and shall deliver “as-built” plans therefor to the office of the Building on completion.

(32) Visible areas of the Leased Premises, including areas with lobby exposure, must be maintained in a manner that is consistent with the professional nature of the Building. To ensure that this requirement is being met, Tenant must obtain Landlord’s prior approval before installing any furnishings, floor covering or wall covering in visible areas. Any furnishings, floor or wall covering installed must be of a color and style that compliments the lobby, as determined by Landlord. Visible areas may not be used for storage and boxes may not be stacked within them. If Landlord or its agent determines that a visible area within the Leased Premises does not meet these requirements, it will inform Tenant and give Tenant directions as to how to change the area to meet the requirements. Tenant has ten (10) days from being informed of the need to change the area to make the change as directed by Landlord or if the change cannot be made within ten (10) days to present Landlord with a plan for completing the change. If more than ten (10) days is needed, Tenant must diligently work to make the change and complete the change within two (2) months of being informed that a change is needed. If Tenant is not diligently working to complete the change within ten (10) business days of being informed that change is needed or the change is not made within two (2) months, Landlord may, at Tenant’s expense, provide frosted window film to the glassed area so that the area is no longer visible.

(33) The Building is designated as “non-smoking”. This means the smoking of tobacco or other products (including the use of electronic cigarettes) is strictly prohibited in the Building, including all of the Building common areas (inside and outside) except for any areas specifically designated by Landlord as smoking areas.

(34) Tenant shall not play nor permit the playing of unreasonably loud music in the Leased Premises or Common Areas, to the extent that any music in the Leased Premises may not disturb other tenants in the Building.

(35) No firearms, whether concealed or otherwise, shall be allowed in the Building at any time.

(36) The water supply lines used with equipment installed in the Leased Premises must be braided stainless steel. Plastic or copper lines are not permitted. Equipment used in the Leased Premises and connected to water supply lines must have a separate shut off valve. Saddle valves are not permitted. These requirements apply to ice makers, coffee makers, dishwashers, water filtration systems, water coolers and any other equipment installed in the Leased Premises that attach to a water supply line.

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EXHIBIT E

Intentionally Deleted

EXHIBIT F

HVAC SCHEDULE

Subject to the provisions of Section 5.01 of the Lease and excluding the holidays defined in Section 26 of the Building Rules, Landlord furnishes Building standard heating, ventilating and air conditioning between 7:00 a.m. and 7:00 p.m. on weekdays (from Monday through Friday) and Saturdays between 8:00 a.m. and 1:00 p.m. Air conditioning and heating may be provided at other times, so long as Tenant reimburses Landlord for furnishing the services.

Tenant must request after-hours heating, ventilating and air conditioning service in accordance with the method provided in the Building Rules. The cost of additional heating and air conditioning is Thirty-five and No/100 Dollars ($35.00) per hour per air handling unit (the “Cost”). The Cost is based upon the electricity rate charged by the public utility providing electricity to the Building as of the Commencement Date (the “Base Rate”). If the electricity rate increases over the Base Rate, the Cost shall automatically increase proportionately. For example, if the electricity rate increases by 10% over the Base Rate, the Cost charged to Tenant shall automatically increase by 10%.

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EXHIBIT G

EXTENSION OPTION

As long as (i) Tenant is not in default (beyond any applicable notice and cure period) of this Lease when the Extension Option is exercised or when the Extension Term commences, and (ii) the Leased Premises contain at least 13,449 square feet, (iii) Tenant, or an Affiliate continuously occupies the Leased Premises, and (iv) Tenant has not assigned the Lease nor subleased all or a portion of the Leased Premises other than to an Affiliate, then Tenant is granted the option (the “Extension Option”) to extend the Lease for a period of five (5) years (“Extension Term”). Tenant shall exercise its option by delivering notice of the election to Landlord at least twelve (12) months prior to the Expiration Date. The extension is upon the terms and conditions of the Lease, except that Base Rent during the Extension Term is the prevailing Market Base Rent Rate for similar space in the Building at the time the Extension Term commences, but in no event less than the Base Rent plus Additional Rent that Tenant is then paying under the terms of the Lease. Tenant does not have an option to extend the Lease beyond the Extension Term. If Tenant exercises its option, the leasehold improvements are provided for Tenant’s continued use in their then existing condition (on an “as is” basis).

“Market Base Rent Rate” means the annual rental rate then being charged in the greater downtown Raleigh, North Carolina sub-market, as reasonably determined by Landlord, for space comparable to the space for which the Market Base Rent Rate is being determined (taking into consideration, but not limited to, use, location and floor level within the applicable building, definition of rentable area, leasehold improvements provided, quality and location of the applicable building, rental concessions such as abatements or Lease assumptions) and the time the particular rate under consideration became effective), and in no event less than then Rent per square foot for the Leased Premises. It is agreed that bona fide written offers to lease the Leased Premises or comparable space made to Landlord by third parties (at arm’s-length) may be used by Landlord as an indication of Market Base Rent Rate.

Landlord will provide Tenant with a written statement of its determination of the Market Base Rent Rate within thirty (30) days of receipt of Tenant’s notice. Tenant can either accept Landlord’s determination or object to it by providing notice to Landlord within 10 days of the receipt of Landlord’s statement. If Tenant does not provide its objection within the 10 days, the Market Base Rent Rate will be the rate provided in Landlord’s statement. If Tenant provides notice that it rejects Landlord’s rate, each party shall select an appraiser that is designated as a senior member of the Appraisal Institute (or its successor), with at least 10 years experience in appraising commercial real estate in the market area that the Leased Premises are located, and has not been hired by either party in the past five years (“MAI”) to provide an estimate. The two appraisers shall select a third MAI. The third MAI will pick which of the rates provided by the MAIs is the closest to the Market Base Rent Rate. Each party shall pay for the costs of the MAI selected by it. The costs of hiring the third appraiser shall be shared by both parties.

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EXHIBIT H

FIRST OFFER RIGHT

Landlord grants Tenant a right (this “First Offer Right”) to lease in its entirety, the remaining space on the 14th floor (containing approximately 2,655 square feet) adjacent to the Leased Premises shown in the attached Exhibit H-1 (the “Space”), upon the following terms and conditions:

1. This First Offer Right is granted to Tenant provided: (i) Tenant is not and has never been in default of this Lease beyond any applicable notice and cure period), and (ii) the Leased Premises contain at least 13,449 square feet (iii) Tenant continuously occupies the Leased Premises, and (iv) Tenant has not assigned the Lease nor subleased all or a portion of the Leased Premises.

2. This First Offer Right is subject to the prior rights of third parties. In addition, Landlord reserves the right to continue to lease the Space to the tenant, assignee or subtenant occupying the Space.

3. If the Space becomes vacant and available, Landlord shall provide Tenant with notice. Landlord’s notice may require that the Space be leased promptly. If there is a prospective tenant interested in leasing space that includes but is greater than the Space, Tenant must lease all of the space being considered for lease by the third-party, as well as the Space. The terms for the lease of the additional space shall be as provided for in this Exhibit.

4. If Tenant elects to lease the Space, Tenant shall provide Landlord with notice of its election within ten (10) business days of the date of Landlord’s notice. The parties shall then have thirty (30) days from the date of Tenant’s election notice to enter into an amendment documenting the lease of the Space by Tenant.

5. Tenant shall accept the Space “AS IS” and will lease the Space as set forth in Section 7 below. The lease of the Space shall commence as agreed by the parties, but no later than 60 days after Tenant’s receipt of Landlord’s notice (the “Space Commencement Date”). The lease of the Space shall expire on the later of: (i) the Expiration Date, or (ii) three years from the Space Commencement Date. If (ii) applies, the lease for the remainder of the Leased Premises shall also be extended so that the lease for all space expires on the same date.

6. If Tenant does not respond to Landlord’s notice within the ten (10) business day period or provides Landlord with notice that Tenant does not elect to lease the Space, or if Landlord and Tenant, working in good-faith, fail to enter into an amendment to the Lease with regard to the Space within the thirty (30) day period, then this First Offer Right shall automatically terminate, Landlord may lease the Space to others, and Tenant shall have no further rights to lease the Space. If Tenant’s right to the Space terminates as a result of Tenant’s failure to sign an amendment within the thirty (30) day period, Tenant shall be responsible for any damage to Landlord resulting from Tenant’s exercise of the First Offer Right and resulting termination.

7. If Tenant leases the Space within the first twelve (12) months of the Term, Base Rent for the Space will be at the same annual square foot rate that is provided in Subsection 2.01(d) of this Lease. The Base Operating Expenses Factor shall also be the same if the Space is leased within the first 12 months. If Tenant leases the Space after the first 12 months, Tenant will lease the Space at the Market Base Rent Rate. “Market Base Rent Rate” means the annual rental rate being charged in the greater downtown Raleigh, North Carolina sub-market, as reasonably determined by Landlord, for space comparable to the space for which the Market Base Rent Rate is being determined (taking into consideration, but not limited to, use, location and floor level within the applicable building, definition of rentable area, leasehold improvements provided, quality and location of the applicable building, rental concessions such as abatements or Lease assumptions) and the time the particular rate under consideration became effective), and in no event less than then Rent per square foot for the Leased Premises. It is agreed that bona fide written offers to lease the Leased Premises or comparable space made to Landlord by third parties (at arm’s-length) may be used by Landlord as an indication of Market Base Rent Rate.

EXHIBIT H-1

THE SPACE

434 Fayetteville Street, Fourteenth Floor

Raleigh, North Carolina 27601

EXHIBIT I

PARKING

Provided Tenant is not in default of this Lease (beyond any applicable notice and cure periods), Tenant shall have the parking noted in Subsection 2.01(f) of the lease in the surface parking lot located at 113 W. Davie Street, Raleigh, North Carolina 27601 (“Parking Lot”). As of the Commencement Date, the fee for the use of each parking space is $85.00 per month. The parking fee must be paid as of the first day of the month in the same manner as Rent. Landlord will notify Tenant of any changes to the parking fee. Tenant shall pay the new fee within 30 days of the receipt of Landlord’s notice of the fee change. Tenant’s failure to pay the parking fee when due results in an automatic right to use parking spaces.

In the event Landlord is unable to provide the parking spaces in the Parking Lot, Landlord is responsible for providing Tenant with an equivalent number of parking spaces at a location to be mutually agreed upon by Landlord and Tenant.

Tenant expects that it will need an additional [***] parking spaces based upon its planned occupancy and use of the Leased Premises. Landlord will assist Tenant, to the extent it is able, in Tenant’s quest to find additional parking in the downtown Raleigh area. Landlord’s assistance may include providing Tenant with contact information for potential parking or other assistance as Landlord is able and is commercially reasonable.

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STATE OF NORTH CAROLINA

WAKE COUNTY	LEASE MODIFICATION AGREEMENT NO. 1

THIS LEASE MODIFICATION AGREEMENT NO. 1 (this “Agreement”) is made and entered into as of the 13th day of May, 2017, by and between Phoenix Limited Partnership of Raleigh, a Delaware limited partnership (“Landlord”), and Phreesia, Inc., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into the Lease Agreement dated December 9, 2016 (the “Lease”), pursuant to which Tenant leases Suite 1400 containing approximately 13,449 square feet of space (the “Leased Premises”) in the building known as Two Hannover Square and located at 434 Fayetteville Street, Raleigh, North Carolina 27601 (the “Building”); and

WHEREAS, the Commencement Date has been established and Landlord and Tenant want to modify the Lease accordingly.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1. Commencement Date and Expiration Date. The Commencement Date provided in Subsection 2.01(h) of the Lease is changed to “April 19, 2017”. The Expiration Date remains unchanged as August 31, 2022.

2. Base Rent. The Base Rent chart in Subsection 2.01(d) of the Lease is amended to be as follows:

Date(s)	Price Per Square Foot, per annum (rounded)	Square Feet	Annual (or for time period noted) Base Rent	Monthly Base Rent
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

Tenant continues to be liable for Additional Rent in accordance with Article Four of the Lease.

3. Parking. The last line of the first paragraph in Exhibit I to the Lease (Parking) is deleted and replaced with the following: “Tenant’s failure to pay the parking fee when due results in an automatic termination of the right to use the parking spaces.”

4. Brokerage. Landlord and Tenant each represent to the other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement except for Capital Associates Management, LLC, Landlord’s broker. No commission or fee is due to Landlord’s broker with respect to this Agreement.

5. Affirmation of Lease. Except as expressly modified in this Agreement, the original terms and conditions of the Lease remain in full force and effect. Capitalized terms used in this Agreement but not defined have the definition given them in the Lease.

6. Binding Agreement. This Agreement is binding upon Landlord and Tenant, and their legal representatives, successors and permitted assigns. This Agreement inures to the benefit of Landlord and Tenant, and their representatives, successors and permitted assigns.

7. Counterparts and Electronic Signatures. This Agreement may be signed in counterparts. Each counterpart is considered an original and when taken together one and the same agreement. Signatures of this Agreement that are transmitted by electronic mail, facsimile or similar means are valid.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this instrument to be signed by their duly authorized representatives, on the day and year first above written.

LANDLORD:

Phoenix Limited Partnership of Raleigh, a Delaware limited partnership

By Acquisition Group Inc., Its Managing General Partner

By:	[***]
[***]

TENANT:

Phreesia, Inc., a Delaware corporation

By:	/s/ Tom Altier
Name: Tom Altier
Title: CFO